UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)    November 2, 2012

DIRECTV
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its meeting on November 2, 2012, the Board of Directors (“Board”) of DIRECTV (which is referred to as “DIRECTV” or the “Company”) approved employment arrangements with Mr. Michael D. White who will continue as DIRECTV’s Chairman, President and Chief Executive Officer (“CEO”) after his 2010 employment agreement (“2010 Employment Agreement”) expires on January 1, 2013. Mr. White’s new employment arrangements are described below.

Summary of Cash and Equity Compensation

Base Salary	Mr. White’s annual base salary will be $1.7 million, effective January 1, 2013. Such base salary will be subject to annual review by the Compensation Committee and the Board beginning in 2014.
Bonus
Mr. White’s target performance-based bonus opportunity for 2013 will be 200% of base salary for achievement of the performance goals set by the Compensation Committee and the Board at the beginning of the year. The actual bonus determined may vary from the target value based on Mr. White’s and the Company’s performance. The Executive Officer Cash Bonus Plan, pursuant to which the bonus will be awarded, was approved by shareholders in 2010 and limits the maximum bonus which is payable.

Stock Option Awards
Mr. White will receive a non-qualified stock option award valued at $12 million in November 2012 pursuant to the terms of the 2012 Non-Qualified Stock Option Award Agreement substantially in the form attached as Exhibit 10.1. The award date will be the date that is one business day after the Company reports the 2012 third quarter earnings and the exercise price for the options will be the closing price on that date. This is consistent with the methodology used for equity awards to directors and option awards to other senior executives. The number of stock options to be awarded will be determined based on the Black-Scholes model valuation per share using the fair market value of the common stock of the Company on the award date. The options may not be exercised until they vest 100% on December 31, 2015, with no prior or interim scheduled vesting unless otherwise approved by the Committee or as summarized below. The 2010 Stock Plan, pursuant to which the stock options will be awarded, was approved by shareholders in 2010 and sets additional terms and conditions for the stock option award.

Employee and Executive Benefits and Perquisites
Mr. White will continue to be provided with benefits and perquisites as currently provided and as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission, or SEC, on March 18, 2012, or the 2012 Proxy Statement.

CEO Severance Plan The Board has approved a CEO Severance Plan effective on January 1, 2013 in the form attached as Exhibit 10.2, the terms of which are summarized below.

Summary of the CEO Severance Plan and Stock Option Terms and Conditions

Treatment of Compensation Upon Termination of Employment
	For Cause or Voluntary Resignation	For Death, Disability, or Retirement	For Involuntary Term Without Cause or For Effective Term	During the 2 Years Following a Change in Control For Involuntary Term Without Cause or For Effective Term
Performance Bonus	Cancelled	Pro rata target bonus	Same as death, disability and retirement	Same as death, disability and retirement
2012 Stock Option Award	For Cause: Cancelled, including vested stock options For Resignation: Cancel unvested options; vested options exercisable for full term	Pro rata vesting; exercisable for full term	100% vesting; exercisable for 3 years	100% vesting; exercisable for full term
Employee and Executive Benefits and Perquisites	Per plan rules and practices	Per plan rules and practices For disability, continue medical benefits until the earlier of 12 months or the end of COBRA coverage	Per plan rules and practices Continue medical benefits until the earliest of 12 months or the end of COBRA coverage or other employment	Same as involuntary term
Other Severance	None	None	1 (one) times the sum of base salary and target bonus payable at termination	Same as involuntary term

Restrictions for non-compete and non-solicit While employed and for two years after leaving the company, the CEO will not compete with the Company or solicit employees to leave the Company. In consideration for complying with the post-employment restrictions following resignation, retirement, involuntary termination without cause or for Effective Termination and following the end of the 2-year post-employment restriction period, the Company will provide a cash payment equal to one year’s base salary plus target bonus (base salary and target bonus in effect at time of retirement). Eligibility for this payment may be cancelled at the time of retirement, upon notice. Upon failure to comply with the post-employment restrictions, the cash amount will not be paid and unvested equity awards are subject to forfeiture and cancellation.

Other Terms Related to Termination Following a Change in Control

“Double-trigger” structure The CEO Severance Plan provides no compensation following a change in control as defined in the CEO Severance Plan, or CIC, unless a “double trigger” event has occurred, that is, both (i) the completion of a CIC transaction, and (ii) a termination of Mr. White’s employment.

No excise tax gross up. There is no excise tax gross up payment under the CEO Severance Plan.

Potential reduction in payouts Provide “best net” calculation of payouts such that parachute payments under IRC 280G, if any, would be reduced to the IRC 280G limit to avoid related excise taxes if this lesser amount would provide the better after-tax value as compared to a calculation without the reduction.

Further Information

Further information regarding factors considered in deliberations by the Board and the Committee is provided in Exhibit 99.1, which is attached hereto and incorporated herein by reference. Reference is also made to: the 2010 Employment Agreement, which was previously filed as Exhibit 10.1 to the Form 8-K filed by DIRECTV with the SEC, on January 7, 2010, or the January 2010 8-K; the Executive Cash Bonus Plan (incorporated by reference to Annex B to DIRECTV’s Definitive Proxy Statement, filed with the SEC on April 21, 2010; the 2010 Stock Plan (incorporated by reference to Annex A to DIRECTV’s Definitive Proxy Statement, filed with the SEC on April 21, 2010); ; the DIRECTV Non-Qualified Stock Option Agreement, which was previously filed as Exhibit 10.2 to the January 2010 8-K; the form of 2012 Non-Qualified Stock Option Award Agreement attached as Exhibit 10.2 hereto; the CEO Severance Plan attached as Exhibit 10.2; and the 2012 Proxy Statement. The descriptions and references to each of these documents are qualified in their entirety by reference to the applicable document.

A copy of the press release relating to the announcement, dated November 2, 2012, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of 2012 Non-Qualified Stock Option Award Agreement
10.2	CEO Severance Plan
99.1	Establishing the CEO’s New Employment Arrangements
99.2	Press release, dated November 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: November 2, 2012	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

Exhibit Index

(d)	Exhibits.

10.1	Form of 2012 Non-Qualified Stock Option Award Agreement
10.2	CEO Severance Plan
99.1	Establishing the CEO’s New Employment Arrangements
99.2	Press release, dated November 2, 2012